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                                                                  EXHIBIT 10.4.5

                  FIFTH AMENDMENT TO NETOBJECTS LICENSE AGREEMENT
                              Agreement Number: L97063


Fifth amendment, effective January 14, 1999 (the "Amendment") to the NetObjects License Agreement, dated March 18, 1997, including all amendments thereto (the "Agreement"), between NetObjects Corporation with an address at 301 Galveston Drive, Redwood City, California 94063 ("NETOBJECTS") and International Business Machines Corporation with an address at Route 100, Somers, New York 10589 ("IBM"). All capitalized terms and definitions used in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.

In consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

The following sections are added to Exhibit B of the Agreement, entitled "Royalty Rate for Licensed Works":


      3.8  Business Partner Package

           3.8.1 "Business Partner Package" shall mean a copy of a Licensed Work that is not Bundled with any hardware or software, and is licensed to IBM Business Partners (as defined below) in accordance with the terms of the applicable NetObjects end user license for the Licensed Work.

           3.8.2 "IBM Business Partner" shall mean a business entity through which IBM or its Subsidiaries, directly or indirectly, markets products or services to customers in the regular course of business, including IBM's Subsidiaries or its or their agents, distributors, dealers, resellers, remarketers, solution providers, and integrators, pursuant to (i) a written agreement or (ii) qualification under an approved business partner program.

           3.8.2 Business Partner Packages may be distributed by IBM to IBM Business Partners from the effective date of this Amendment and continuing for the term of the Agreement.

                3.8.3 In lieu of the Royalty Rates set forth in Sections 3.1 through 3.5 of Exhibit B, the Royalty Rate for Business Partner Packages is [***]% of the Royalty Rate for N.O. Packages.




*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

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All other terms of the Agreement remain in full force and effect and shall apply
to Business Partner Packages, except as expressly provided above.   Any copy of
this Amendment by reliable means, for example photocopy or facsimile, shall be deemed an original. This Amendment shall not be altered except in a writing executed by the parties. This Amendment and the Agreement supersede all previous agreements relating to the subject matter hereof, whether oral or in writing, and constitute the entire agreement of the parties with respect to this subject matter


IN WITNESS WHEREOF, the parties have caused this Amendment Number 5 to be executed below by their duly authorized representatives.


INTERNATIONAL BUSINESS                  NETOBJECTS, INC.
MACHINES CORPORATION

BY: /s/ Eugenia C. Rerros              BY:   /s/ E. Cicogna
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NAME: Eugenia C. Rerros                NAME:  E. Cicogna
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TITLE: Contract Relations Advisor      TITLE:  VP Finance
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DATE:  1/15/99                         DATE:   1/15/99
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